Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of July 28, 2017 by and among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (together with its successors and assigns, the “Borrower”), STAG INDUSTRIAL INC., a Maryland corporation and the sole member of the sole general partner of the Borrower (the “Parent”), each of the financial institutions initially a signatory to the Credit Agreement (as defined below) together with their successors and assigns under Section 11.06 of the Credit Agreement (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Swing Line Lender, and an L/C Issuer.
WITNESSETH:
WHEREAS, the Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 18, 2014 (as amended by the First Amendment To The Credit Agreement dated as of September 29, 2015, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Credit Agreement as described herein; and
WHEREAS, the Administrative Agent and the Lenders party to this Second Amendment have agreed to so amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth below in this Second Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized undefined terms used in this Second Amendment shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2.	Amendments to Credit Agreement. Effective as set forth in Section 3 below, the Credit Agreement is hereby amended as follows.
a.    Section 1.01 of the Credit Agreement is hereby amended to insert the following definition in the appropriate alphabetical order:
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”
““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

““EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”
““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.”
““Material Acquisition” means any acquisition (or series of related acquisitions) or investments (or series of related investments) permitted by this Agreement and consummated in accordance with the terms of this Agreement for which the aggregate consideration paid in respect of such acquisition or investment (including any Indebtedness assumed in connection therewith) exceeds 10% of Total Asset Value for the Current Reporting Quarter, without giving pro forma effect to such acquisition.”
““Specified Derivatives Provider” shall have the meaning provided in Section 9.03.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
b.    The definition of “Acceptable Ground Lease” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Acceptable Ground Lease” means a ground lease with respect to an Acceptable Property executed by a Subsidiary Guarantor, as lessee, that (a) has a remaining lease term (including extension or renewal rights) of at least twenty-five (25) years, calculated as of the date such Acceptable Property is deemed an Unencumbered Property, and that the Administrative Agent determines, in its sole discretion, is a financeable ground lease and is otherwise acceptable or (b) has a bargain purchase option (as defined in accordance with GAAP).”
c.    The definition of “Acceptable Property” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Acceptable Property” means a Property (a) that is approved by the Administrative Agent and the Required Lenders, or (b) that meets the following requirements:
(i)    such Property is wholly-owned by, or ground leased pursuant to an Acceptable Ground Lease to, the Borrower or a Subsidiary Guarantor free and clear of any Liens (other than Liens permitted by Section 8.01);
(ii)    such Property is an industrial, manufacturing, warehouse/distribution and/or office property located within the United States;
(iii)    if such Property is owned by a Subsidiary Guarantor, or is ground leased pursuant to an Acceptable Ground Lease to a Subsidiary Guarantor, then the Equity Interests of such Subsidiary Guarantor are owned, directly or indirectly by the Borrower, free and clear of any Liens other than Liens permitted by Section 8.01; and
(iv)    such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property.”

d.    The definition of “Capitalization Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Capitalization Rate” means seven and one half percent (7.5%).”
e.    The definition of “Casualty” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Casualty” means, with respect to any Unencumbered Property, if such Unencumbered Property has been damaged or destroyed, in whole or in part, by fire or other casualty.”
f.    The definition of “Consolidated Fixed Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Consolidated Fixed Charges” means, on a consolidated basis, for any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) provision for cash income taxes made by such Person on a consolidated basis in respect of such period, (c) scheduled principal amortization payments due during such period on account of Indebtedness of such Person (excluding Balloon Payments), and (d) Restricted Payments paid in cash with respect to preferred Equity Interests of such Person during such period (other than any repayments of principal with respect to preferred Equity Interests).”
g.    The definition of “Construction in Progress” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Construction in Progress” means (a) a Property with new ground up construction, (b) a Property under renovation in which (i) greater than thirty percent (30%) of the square footage of such Property is unavailable for occupancy due to renovation and (ii) no rents are being paid on such square footage or (c) a building expansion. The classification of “Construction in Progress” will cease on the earlier to occur of (A) the time that such Property has an Occupancy Rate of greater than eighty percent (80%), and (B) one hundred eighty (180) days after completion of construction, renovation or expansion of such Property, as applicable.”
h.    The definition of “Dark Property” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Dark Property” means any Property as to which, as of the last day of the Current Reporting Quarter, (a) all leases have terminated, (b) the Borrower is not recognizing revenue from any tenants in accordance with GAAP or (c) the Adjusted NOI for such Property is negative.”
i.    The definition of “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuers, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company which controls such Lender that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender promptly following such determination.”
j.    The definition of “Federal Funds Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate should be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
k.    The definition of “Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than one hundred and eighty (180) days or (ii) being contested in good faith by appropriate proceedings diligently conducted);
(e)    Capital Lease Obligations;
(f)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any ownership interest (excluding perpetual preferred ownership interests) in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus (without duplication and only to the extent required to be paid) accrued and unpaid dividends;
(g)    all Guarantees of such Person in respect of any of the foregoing (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to non-recourse liability); and
(h)    all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of (i) the fair market value of the property subject to such lien and (ii) the aggregate amount of the obligations so secured.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; provided that, solely for purposes of calculating the financial covenants set forth in Sections 8.14(a), (b), (c) and (d), Indebtedness shall exclude the net obligations of the Parent on a consolidated basis under Swap Contracts entered into to hedge or mitigate any interest rate risk in respect of borrowed money for which the Parent, the Borrower or any Subsidiary has actual exposure. The amount of any Capital Lease Obligations as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.”
l.    The definition of “Non-Guarantor Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Non-Guarantor Subsidiary” means any Subsidiary (whether direct or indirect) of the Borrower, other than any Subsidiary which owns an Unencumbered Property or any Subsidiary which owns any of the Equity Interests of any such Subsidiary, which (a) is (i) formed for or converted to the specific purpose of holding title to Real Property assets which are collateral for Indebtedness owing or to be owed by such Subsidiary, provided that such Indebtedness must be incurred or assumed within ninety (90) days, such ninety (90) day period to be extended for an additional sixty (60) days if the Borrower provides an executed term sheet or commitment letter for the financing of such Real Property to the Administrative Agent (or, in either instance, for such longer period as the Administrative Agent may agree in writing) of such formation or conversion or such Subsidiary shall cease to qualify as a Non Guarantor Subsidiary, and (ii) expressly prohibited in writing from guaranteeing Indebtedness of any other person or entity pursuant to (A) a provision in any document, instrument or agreement evidencing such Indebtedness of such Subsidiary or (B) a provision of such

Subsidiary’s Organization Documents, in each case, which provision was included in such Organization Document or such other document, instrument or agreement at the request of the applicable third party creditor and as an express condition to the extension or assumption of such Indebtedness; provided that a Subsidiary meeting the requirements set forth in this clause (a) shall only remain a “Non-Guarantor Subsidiary” for so long as (1) each of the foregoing requirements set forth in this clause (a) are satisfied, (2) such Subsidiary does not guarantee any other Indebtedness, and (3) the Indebtedness with respect to which the restrictions noted in clause (a) (ii) are imposed remains outstanding; (b)(i) becomes a Subsidiary following the Closing Date, (ii) is not a Wholly Owned Subsidiary of the Borrower, and (iii) with respect to which the Borrower and its Affiliates, as applicable, do not have sufficient voting power to cause such Subsidiary to become a Guarantor hereunder; (c) is an Immaterial Subsidiary; (d) is a Subsidiary which has been released from its Obligations under a Subsidiary Guaranty pursuant to Section 2.17(b) below, or (e) is not a domestic Subsidiary. For the avoidance of doubt, STAG Industrial Management, LLC, the Subsidiary that employs the Parent Guarantor’s employees, shall be deemed to be a Non-Guarantor Subsidiary.”

m.    The definition of “Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; including, without limitation of the foregoing, all present and future indebtedness, liabilities, and obligations now or hereafter owed to the Administrative Agent, any Lender, or any Affiliate of the Administrative Agent or any Lender (including, for the avoidance of doubt, any Specified Derivatives Providers) arising from, by virtue of, or pursuant to any Swap Contract, other than any Excluded Swap Obligation, that relates solely to the Obligations.”
n.    The definition of “Parent Guaranty” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Parent Guaranty” means the Guaranty Agreement executed by the Parent in favor of the Administrative Agent, for the benefit of the Lenders and any Specified Derivatives Providers, in form and substance acceptable to the Administrative Agent.”

o.    The definition of the term “Restoration” set forth in Section 1.01 of the Credit Agreement, is hereby deleted in its entirety.
p.    The definition of “Secured Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Secured Indebtedness” means (without duplication), with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person or its subsidiaries outstanding at such date and that is secured by a Lien, and including the Companies’ Share of all Indebtedness of Unconsolidated Affiliates that is secured by a Lien, but excluding for the avoidance of doubt, any net obligations under any Swap Contract that is secured by a Lien, all Unsecured Indebtedness and all Indebtedness hereunder, and provided further that the obligations under any revolving credit agreement (including this Agreement or any amendment or replacement thereof) shall not constitute Secured Indebtedness due to the existence of cash collateral security requirements in connection with customary defaulting lender provisions.”

q.    The definition of “Secured Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Secured Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Indebtedness of Parent and its Subsidiaries, divided by (b) Total Asset Value.”
r.    The definition of “Subsidiary Guaranty” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Subsidiary Guaranty” means the Guaranty Agreement executed by each Subsidiary Guarantor in favor of the Administrative Agent, for the benefit of the Lenders and any Specified Derivatives Providers, in form and substance acceptable to the Administrative Agent.”

s.    The definition of “Term Loan Agreements” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Term Loan Agreements” means (a) that certain Term Loan Agreement, dated as of September 29, 2015, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto, (b) that certain Term Loan Agreement, dated as of July 28, 2017, among the Borrower, the Parent, Bank of America, N.A., as administrative agent, and the other lenders party thereto, (c) that certain Amended and Restated Term Loan Agreement, dated as of December 20, 2016, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto and (d) that certain Second Amended and Restated Term Loan Agreement, dated as of December 20, 2016, among the Borrower, the Parent, Wells Fargo, as administrative agent, and the other lenders party thereto, in each case, as amended from time to time.”
t.    The definition of “Unencumbered Adjusted NOI” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Unencumbered Adjusted NOI” means, for any period, the aggregate Adjusted NOI of all Unencumbered Properties excluding any Dark Property for such period.”
u.    The definition of “Unencumbered Asset Value” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Unencumbered Asset Value” means without duplication, the sum of, for each Unencumbered Property owned or ground leased for the Current Reporting Quarter, (i) an amount equal to (x) the Unencumbered Adjusted NOI attributable to such Unencumbered Property for such Current Reporting Quarter, annualized, divided by (ii) the Capitalization Rate.”
v.    The definition of “Unencumbered Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Unencumbered Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Unsecured Indebtedness of Parent and its Subsidiaries, divided by (b) Unencumbered Asset Value.”
w.    A new Section 1.07 is hereby inserted in the Credit Agreement to read as follows:
“1.07    Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto.”

x.    The introductory paragraph of Section 2.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
y.    “2.17    Guaranties. Pursuant to the Parent Guaranty, the Parent shall unconditionally Guarantee in favor of the Administrative Agent, the Lenders and any Specified Derivatives Providers the full payment and performance of the Obligations. Pursuant to the Subsidiary Guaranty or an addendum thereto in the form attached to the Subsidiary Guaranty, the Parent and the Borrower shall cause each Subsidiary Guarantor to execute a Subsidiary Guaranty unconditionally guarantying in favor of the Administrative Agent , the Lenders and any Specified Derivatives Providers the full payment and performance of the Obligations; provided, however, that such Subsidiary Guaranty may be released and reinstated in accordance with its terms.”
z.    Section 3.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar assessment or requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrative Agent, any Lender (except any reserve requirement contemplated by Section 3.06(e)) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on the Administrative Agent, any Lender or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or any Recipient, as applicable, of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Administrative Agent, Lender, such L/C Issuer or any Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Administrative Lender, such L/C Issuer or any Recipient hereunder (whether of principal, interest or any other amount) then the Borrower will pay to the Administrative Agent, such Lender, L/C Issuer or Recipient, as applicable, such additional amount or amounts as will compensate the Administrative Agent, such Lender, L/C Issuer or Recipient, as applicable, for such additional costs incurred or reduction suffered.”
aa.    Section 3.04 (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ (b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.”
bb.    Section 4. 06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“4.06
Guaranty. An Acceptable Property shall not be deemed an Unencumbered Property until the applicable Subsidiary Guarantor shall have executed and delivered (or caused to be executed and delivered) to the Administrative Agent, for the benefit of the Lenders and any Specified Derivatives Providers, the Subsidiary Guaranty.”

cc.    Section 6.24(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e)
No Unencumbered Property is the subject of any pending or, to any Loan Party’s knowledge, threatened Condemnation or material adverse zoning proceeding for which the Administrative Agent has not been notified in accordance with Section 7.03(f).”

dd.    A new Section 6.26 is hereby inserted in the Credit Agreement to read as follows:
“ 6.26     EEA Financial Institutions. No Loan Party is an EEA Financial Institution.”
ee.    Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“7.02    Certificates; Other Information. Each of the Parent and the Borrower shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)     concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)     promptly after any request by the Administrative Agent, copies of any detailed audit opinions or review reports submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent;
(c)     promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of publicly-held debt securities of the Parent or the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;
(e)     promptly, and in any event within five (5) Business Days after receipt thereof by the Parent or the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Company unless restricted from doing so by such agency; and
(f)     promptly, such additional information regarding the business, financial or corporate affairs of the Parent or the Borrower or any Unencumbered Property, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower (A) files any such document with the Securities and Exchange Commission’s EDGAR system (or any successor thereto) in a manner accessible to the public at large or (B) posts such documents, or provides a link thereto on the Parent and the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent and the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent and the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Parent and the Borrower hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent and the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, the Borrower or their Affiliates, or the respective Equity Interests of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ Equity Interests. The Parent and the Borrower hereby agree that (w) all the Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking the Borrower Materials “PUBLIC,” the Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent and the Borrower or their Equity Interests for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.””
ff.    Section 7.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ 7.03    Notices. Each of the Parent and the Borrower shall, upon becoming aware of same, promptly notify the Administrative Agent who shall notify each Lender:
(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to have a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event which has resulted or would result in liabilities of any Company in an aggregate amount in excess of the Threshold Amount;
(d)    of any material litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against any Unencumbered Property, and any material development therein;
(e)    of any announcement by Moody’s, Fitch or S&P of any change in a Debt Rating or in its “outlook” with respect to a Debt Rating;
(f)    of any actual or threatened in writing Condemnation or zoning proceeding of any portion of any Unencumbered Property, any negotiations with respect to any such taking, or any material loss of or substantial damage to any Unencumbered Property, in each case, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect;
(g)    of any Casualty with respect to any Unencumbered Property except to the extent that the same could not reasonably be expected to have a Material Adverse Effect;
(h)    of any material permit, license, certificate or approval required with respect to any Unencumbered Property that lapses or ceases to be in full force and effect or any claim from any person that any Unencumbered Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law, in each case, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect;
(i)    of any material change in accounting policies or financial reporting practices by any Company, including any determination by the Borrower referred to in Section 2.10(b); and
(j)    of any labor controversy pending or threatened against any Company, and any material development in any labor controversy except to the extent that the same could not reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Parent and the Borrower setting forth details of the occurrence referred to therein and stating what action the Parent and/or the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.”
gg.    Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Violations; Notice to the Administrative Agent. Use reasonable efforts to:
(i)    Keep the Unencumbered Properties free of Contamination, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect;
(ii)    Promptly deliver to the Administrative Agent a copy of each report pertaining to any Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to a material violation of any Environmental Requirement to the extent that the same could reasonably be expected to have a Material Adverse Effect; and

(iii)    As soon as practicable advise the Administrative Agent in writing of any Environmental Claim or of the discovery of any Contamination on any Unencumbered Property that could reasonably be expected to have a Material Adverse Effect, as soon as any Loan Party first obtains knowledge thereof, including a description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.”
hh.    Section 7.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Remedial Actions. If any Contamination which could reasonably be expected to have a Material Adverse Effect is discovered on any Unencumbered Property at any time and regardless of the cause, (i) promptly at the applicable Loan Parties’ sole expense, remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements in addition to taking such other action as is necessary to have the full use and benefit of such Unencumbered Property as contemplated by the Loan Documents, and provide the Administrative Agent with satisfactory evidence thereof; and (ii) if reasonably requested by the Administrative Agent, provide to the Administrative Agent within thirty (30) days of the Administrative Agent’s request a bond, letter of credit, or other financial assurance, including self-assurance, evidencing to the Administrative Agent’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by the preceding clause (i) and to discharge any assessments or liens established against such Unencumbered Property as a result of the presence of the Hazardous Material on the Unencumbered Property. After completion of such remedial actions, the applicable Loan Party shall promptly request regulatory approval, take all reasonable measures to expedite issuance of such approval and upon receipt thereof deliver to the Administrative Agent a letter indicating that no further action is required with respect to the applicable Unencumbered Property or similar confirmation by the applicable regulator that all required remedial action as stated above has been taken and successfully completed to the satisfaction of the applicable regulator. The Loan Parties shall not be deemed to have satisfied their remedial obligations under this provision until they have provided the Administrative Agent such confirmation.”
ii.    Article VII of the Credit Agreement is hereby amended to (i) delete Sections 7.13 and 7.16 of the Credit Agreement, together with references thereto in the Credit Agreement, in their entirety and (ii) re-number the subsequent sections accordingly.
jj.    Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ 8.11    Unencumbered Properties; Ground Leases. Each of the Parent and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly:
(a)    Use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Unencumbered Properties by any tenant, in any manner which violates any Law or which constitutes a public or private nuisance in any manner which would have a Material Adverse Effect or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 7.07 commercially unreasonable (including by way of increased premium);
(b)    [Reserved];
(c)    Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (i) impose any material easement, restrictive covenant, or encumbrance upon any Unencumbered Property, (ii) execute or file any subdivision plat or condominium declaration affecting any Unencumbered Property, or (iii) consent to the annexation of any Unencumbered Property to any municipality;

(d)    Do any act, or suffer to be done any act by any Company or any of its Affiliates, which would reasonably be expected to materially decrease the value of any Unencumbered Property (including by way of negligent act);
(e)    [Reserved];
(f)    Allow there to be fewer than twenty-five (25) Unencumbered Properties as of any date of determination;
(g)    Allow the Total Asset Value of the Unencumbered Properties to be less than One Hundred Fifty Million Dollars ($150,000,000.00);
(h)    Without the prior consent of the Lenders (which consent shall not be unreasonably withheld or delayed), surrender the leasehold estate created by any Acceptable Ground Lease or terminate or cancel any Acceptable Ground Lease or materially modify, change, supplement, alter, or amend any Acceptable Ground Lease, either orally or in writing, in each case, to the extent such event would reasonably be expected to be materially adverse to the interests of the Lenders; and
(i)    Enter into any Contractual Obligations related to any Unencumbered Property providing for the payment a management fee (or any other similar fee) to anyone other than a Company if, with respect thereto, the Administrative Agent has reasonably required that such fee be subordinated to the Obligations in a manner satisfactory to the Administrative Agent, and an acceptable subordination agreement has not yet been obtained.”
kk.    Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ 8.12    Environmental Matters. Each of the Parent and the Borrower shall not knowingly directly or indirectly:
(a)    Cause, commit, permit, or allow to continue (i) any violation of any Environmental Requirement by or with respect to any Unencumbered Property or any use of or condition or activity on any Unencumbered Property, or (ii) the attachment of any environmental Liens on any Unencumbered Property, in each case, that could reasonably be expected to have a Material Adverse Effect;
(b)    Place, install, dispose of, or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping, or release of, any Hazardous Material on any Unencumbered Property in any manner that could reasonably be expected to have a Material Adverse Effect; and
(c)    Use any Hazardous Material on any Unencumbered Property except in such a manner which could not reasonably be expected to have a Material Adverse Effect.”
ll.    Section 8.13(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c) Any Subsidiary Guarantor that owns an Unencumbered Property to (i) incur any Indebtedness (whether Recourse Indebtedness or Non-Recourse Indebtedness) (other than the Obligations, Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness) or (ii) provide Guarantees to support Indebtedness (other than the Obligations, Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness).”

mm.    Section 8.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Maximum Consolidated Leverage Ratio. As of the last day of any fiscal quarter, the Consolidated Leverage Ratio to exceed sixty percent (60%); provided that, if any Material Acquisition shall occur and the Consolidated Leverage Ratio shall have been less than sixty percent (60%) for at least one full fiscal quarter immediately preceding the proposed Consolidated Leverage Ratio Covenant Holiday, then, at the election of the Borrower upon delivery of prior written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 7.02(a), and provided that no Default or Event of Default shall have occurred and be continuing, the maximum Consolidated Leverage Ratio covenant level shall be increased to sixty-five (65%) for the fiscal quarter in which such Material Acquisition is consummated and the three (3) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition is consummated (any such increase a “Consolidated Leverage Ratio Covenant Holiday”); provided further that not more than two (2) Consolidated Leverage Ratio Covenant Holidays may be elected by the Borrower during the term of this Agreement;”
nn.    Section 8.14(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Maximum Unencumbered Leverage Ratio As of the last day of any fiscal quarter, the Unencumbered Leverage Ratio to exceed sixty percent (60%); provided that, if any Material Acquisition shall occur and the Unencumbered Leverage Ratio shall have been less than sixty percent (60%) for at least one full fiscal quarter immediately preceding the proposed Unencumbered Leverage Ratio Covenant Holiday, then, at the election of the Borrower upon delivery of prior written notice to the Administrative Agent, concurrently with or prior to the delivery of a Compliance Certificate pursuant to Section 7.02(a), and provided that no Default or Event of Default shall have occurred and be continuing, the maximum Unencumbered Leverage Ratio covenant level shall be increased to sixty-five (65%) for the fiscal quarter in which such Material Acquisition is consummated and the three (3) fiscal quarters immediately following the fiscal quarter in which such Material Acquisition is consummated (any such increase an “Unencumbered Leverage Ratio Covenant Holiday”); provided further that not more than two (2) Unencumbered Leverage Ratio Covenant Holidays may be elected by the Borrower during the term of this Agreement;”
oo.    Section 9.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.11 or Article VIII (other than Sections 8.11 (a) and (c), or 8.13) or the Parent fails to perform or observe any term, covenant or agreement contained in the Parent Guaranty or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in the Subsidiary Guaranty; or”
pp.    Section 11.04 (f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(f)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.”
qq.    The first paragraph of Section 11.06(d) of the Credit Agreement is hereby amended to delete the final three (3) sentences thereof in their entirety.
rr.    Section 11.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing and the Administrative Agent and the Required Lenders shall have consented in writing thereto, each Lender, each L/C Issuer and each of their respective Affiliates (including, for the avoidance of doubt, any Specified Derivatives Providers) is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.”
ss.    Section 11.14(d) of the Credit Agreement is amended to delete the reference to “KATHRYN ARONE” appearing therein, and to substitute the following therefor : “JEFFREY SULLIVAN”.
tt.    A new Section 11.19 is hereby inserted in the Credit Agreement to read as follows:
“11.19         Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

3.
Conditions to Effectiveness.    This Second Amendment shall not be effective until the Administrative Agent shall have received (a) counterparts of (i) this Second Amendment duly executed and delivered by the Borrower, the Parent, the Administrative Agent, and the Required Lenders and (ii) duly executed copies of a Reaffirmation of Subsidiary Guaranty in the form of Exhibit A attached hereto from each of the Subsidiary Guarantors identified thereon; and (b) all the fees and expenses required to be paid on or before the effectiveness of this Second Amendment.

4.
Representations and Warranties. The  Borrower hereby represents and warrants that the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of such earlier date.

5.
Limited Amendment; Ratification of Credit Documents. Except as specifically amended or modified hereby, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects. This Second Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, except as expressly set forth herein.

6.	Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

7.
Miscellaneous. This Second Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Second Amendment. Each of the Borrower and the Parent represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this Second Amendment. This Second Amendment shall constitute a Loan Document.

***

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

BORROWER:

STAG INDUSTRIAL OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	STAG Industrial GP, LLC
Its:	General Partner

By:	/s/ Stephen C. Mecke
Name:	Stephen C. Mecke
Title:	Authorized Officer

PARENT:

STAG INDUSTRIAL, INC.,
a Maryland corporation

By:	/s/ Stephen C. Mecke
Name:	Stephen C. Mecke
Title:	Chief Operating Officer and
Executive Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as the Administrative Agent, a Lender, an L/C Issuer,
and the Swing Line Lender

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

Signature Page to
Second Amendment to 2014 Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Andrew Blomstedt
Name:	Andrew Blomstedt
Title:	Senior Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

REGIONS BANK,
as a Lender

By:	/s/ Paul E. Burgan
Name:	Paul E. Burgan
Title:	VP

Signature Page to
Second Amendment to 2014 Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Sheena Lee
Name:	Sheena Lee
Title:	Authorized Signatory

Signature Page to
Second Amendment to 2014 Credit Agreement

CITIBANK, N.A.,
as a Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michelle Gouin
Name:	Michelle Gouin
Title:	Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

TD BANK, N.A.,
as a Lender

By:	/s/ Rory Desmond
Name:	Rory Desmond
Title:	Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ Matt Stein
Name:	Matt Stein
Title:	Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael E. Hussey
Name:	Michael E. Hussey
Title:	Senior Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Authorized Signatory

Signature Page to
Second Amendment to 2014 Credit Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Mark Edwards
Name:	Mark Edwards
Title:	Senior Vice President

Signature Page to
Second Amendment to 2014 Credit Agreement

EXHIBIT A

REAFFIRMATION OF SUBSIDIARY GUARANTY
July 28, 2017

Each of the undersigned Subsidiary Guarantors hereby acknowledges receipt of a copy of the foregoing Second Amendment to Credit Agreement with respect to that certain Credit Agreement dated as of December 18, 2014 by and among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (together with its successors and assigns, the “Borrower”), STAG INDUSTRIAL INC., a Maryland corporation and the sole member of the sole general partner of the Borrower (the “Parent”), each of the financial institutions initially a signatory to the Credit Agreement (as defined below) together with their successors and assigns under Section 11.06 of the Credit Agreement (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Swing Line Lender and an L/C Issuer (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Second Amendment to Credit Agreement is dated as of the date hereof (the “Amendment”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Subsidiary Guarantors reaffirms the terms and conditions of the Subsidiary Guaranty (as reaffirmed from time to time) and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned Subsidiary Guarantors in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

***

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Reaffirmation of Subsidiary Guaranty to be duly executed and delivered as of the date first written above.

SUBSIDIARY GUARANTORS:

STAG Investments Holdings III, LLC
STAG III Albion, LLC
STAG III Boardman, LLC
STAG III Chesterfield, LLC
STAG III Cincinnati LLC
STAG III Daytona Beach, LLC
STAG III Elkhart, LLC
STAG III Farmington, LLC
STAG III Holland, LLC
STAG III Lewiston, LLC
STAG III Malden, LLC
STAG III Mason, LLC
STAG III Mayville, LLC
STAG III Newark, LLC
STAG III Pensacola, LLC
STAG III Pocatello, LLC
STAG III Rapid City, LLC
STIR Investments GP III, LLC
STAG III Sergeant Bluff, LLC
STAG III Twinsburg, LLC
STAG III Youngstown, LLC
STAG Investments Holdings IV, LLC
STAG IV Alexandria, LLC
STAG IV Belfast, LLC
STAG IV Cheektowaga, LLC
STAG IV Danville, LLC
STAG IV Seville, LLC
STAG IV Sun Prairie, LLC
STIR Investments GP IV, LLC
STAG GI Investments Holdings, LLC
STAG GI New Jersey, LLC
STAG Industrial Holdings, LLC
STAG TX GP 2, LLC
STAG Avon, LLC
STAG Buffalo, LLC
STAG Chippewa Falls, LLC
STAG Edgefield, LLC
STAG Franklin, LLC
STAG Lansing 2, LLC
STAG Orlando, LLC
STAG Pineville, LLC
STAG Portland 2, LLC
STAG Reading, LLC
STAG Rogers 2, LLC
STAG South Bend, LLC
STAG Spartanburg, LLC
STAG Portage, LLC
STAG Jackson, LLC

Signature Page to
Reaffirmation of Subsidiary Guaranty

STIR Investments GP, LLC
STAG Simpsonville, LLC
STAG Dallas, LLC
STAG De Pere, LLC
STAG Duncan, LLC
STAG Buena Vista, LLC
STAG Gurnee, LLC
STAG Kansas City 2, LLC
STAG Chicopee, LLC
STAG Montgomery, LLC
STAG Smyrna, LLC
STAG Statham, LLC
STAG Harrisonburg, LLC
STAG Toledo, LLC
STAG Woodstock, LLC
STAG Columbia, LLC
STAG Golden, LLC
STAG DeKalb, LLC
STAG Ocala, LLC
STAG Marion 2, LLC
STAG Londonderry, LLC
STAG Idaho Falls, LLC
STAG Williamsport, LLC
STAG Kentwood, LLC
STAG Marshall, LLC
STAG Belvidere I, LLC
STAG Belvidere II, LLC
STAG Belvidere III, LLC
STAG Belvidere IV, LLC
STAG Belvidere V, LLC
STAG Belvidere VI, LLC
STAG Belvidere VII, LLC
STAG Belvidere VIII, LLC
STAG Belvidere IX, LLC
STAG Nashville, LLC
STAG New Berlin, LLC
STAG Hampstead, LLC
STAG New Hope, LLC
STAG Springfield, LLC
STAG Orlando 2, LLC
STAG North Jackson 2, LLC
STAG Shannon, LLC
STAG Lansing 4, LLC
STAG Harvard, LLC
STAG Sauk Village, LLC
STAG South Holland, LLC
STAG Mascot, LLC
STAG Janesville, LLC
STAG Allentown, LLC
STAG Nashua, LLC
STAG Strongsville, LLC
STAG Columbus, LLC
STAG Savannah, LLC
STAG West Chester, LLC

Signature Page to
Reaffirmation of Subsidiary Guaranty

STAG Calhoun, LLC
STAG Hebron, LLC
STAG East Troy, LLC
STAG Jefferson City, LLC
STAG Savage, LLC
STAG Chester, LLC
STAG Mechanicsburg 1, LLC
STAG Mechanicsburg 2, LLC
STAG Mechanicsburg 3, LLC
STAG Mason 3, LLC
STAG Longmont, LLC
STAG Lenexa, LLC
STAG Reno, LLC
STAG Fort Wayne, LLC
STAG Murfreesboro, LLC
STAG Gurnee 2, LLC
STAG Germantown, LLC
STAG Elizabethtown, LLC
STAG CA GP, LLC
STAG Spartanburg 3, LLC
STAG Burlington, LLC
STAG Greenville, LLC
STAG North Haven, LLC
STAG Plymouth 2, LLC
STAG Oakwood Village, LLC
STAG Stoughton 1, LLC
STAG Stoughton 2, LLC
STAG 5101 South Council Road, LLC
STAG Knoxville 2, LLC
STAG Clinton, LLC
STAG Fairborn, LLC
STAG Phoenix, LLC
STAG Machesney Park, LLC
STAG Macedonia, LLC
STAG Novi 2, LLC
STAG Grand Junction, LLC
STAG Tulsa, LLC
STAG Chattanooga 1, LLC
STAG Chattanooga 2, LLC
STAG Libertyville 1, LLC
STAG Libertyville 2, LLC
STAG Greer, LLC
STAG Piedmont 1, LLC
STAG Piedmont 2, LLC
STAG Piedmont 3, LLC
STAG Belvidere 10, LLC
STAG Shreveport, LLC
STAG Dayton 2, LLC
STAG West Allis, LLC
STAG Loudon, LLC
STAG Laurens, LLC
STAG Lancaster, LLC
STAG Grand Rapids, LLC
STAG Burlington 2, LLC

Signature Page to
Reaffirmation of Subsidiary Guaranty

STAG Biddeford, LLC
STAG Fairfield 3, LLC
STAG Mascot 2, LLC
STAG Erlanger, LLC
STAG Gahanna, LLC
STAG Norton, LLC
STAG NC GP, LLC
STAG Sparks 2, LLC
STAG Hazelwood, LLC
STAG Portland, LLC
STAG East Windsor, LLC
STAG Yorkville, LLC
STAG Lebanon, LLC

each a Delaware limited liability company

By:
Name:
Title:

(Signatures continue on the next page)

Signature Page to
Reaffirmation of Subsidiary Guaranty

STAG III Arlington, L.P.,
a Delaware limited partnership

By:	STIR Investments GP III, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

STAG IV Waco, LP,
a Delaware limited partnership

By:	STIR Investments GP IV, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

(Signatures continue on the next page)

Signature Page to
Reaffirmation of Subsidiary Guaranty

STAG Arlington 2, L.P.
STAG Houston 2, L.P.
STAG Garland, LP
STAG Houston 3, LP
STAG El Paso 1, LP
STAG El Paso 2, LP
STAG El Paso 3, LP
STAG El Paso 4, LP
STAG Houston 4, LP
STAG El Paso 5, LP
STAG Garland 2, LP
STAG TX Holdings, LP
STAG Rockwall, L.P.

each a Delaware limited partnership

By:	STAG TX GP 2, LLC
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

STAG Camarillo 1, LP
STAG Camarillo 2, LP
STAG Visalia, LP

each, a Delaware limited partnership

By:	STAG CA GP, LLC
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

(Signatures continue on the next page)

Signature Page to
Reaffirmation of Subsidiary Guaranty

STAG El Paso, LP,
a Delaware limited partnership

By:	STIR Investments GP, LLC
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

STAG NC Holdings, LP
a Delaware limited partnership

By:	STAG NC GP, LLC,
a Delaware limited liability company,
their General Partner

By:
Name:
Title:

Signature Page to
Reaffirmation of Subsidiary Guaranty